Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Nos. 333-277376, 333-277375, 333-257155, 333-268577, 333-279469, 333-285091, 333-287705 and 333-293939 on Form S-8 and Registration Statement No. 333-275787 on Form F-3 of our report dated April 30, 2026, with respect to the consolidated financial statements of Patria Investments Limited and the effectiveness of internal control over financial reporting.

/s/ KPMG Auditores Independentes Ltda.

São Paulo, Brazil
April 30, 2026